PLEASE SIGN, DATE AND MAIL THIS VOTING INSTRUCTION CARD
                          PROMPTLY
                  IN THE ENVELOPE PROVIDED
          AFTER DETACHING AT THE PERFORATION BELOW

 THE READER'S DIGEST EMPLOYEE OWNERSHIP PLAN AND THE 401(K)
                         PARTNERSHIP
            THE READER'S DIGEST ASSOCIATION, INC.

 CONFIDENTIAL VOTING DIRECTION TO THE TRUSTEE, SOLICITED ON
              BEHALF OF THE BOARD OF DIRECTORS

    I hereby direct State Street Bank and Trust Company, as Trustee under The Reader's Digest Employee Ownership Plan and the 401(K) Partnership, to vote as directed on the reverse side my proportionate interest in the shares of Class B Voting Common Stock of THE READER'S DIGEST ASSOCIATION, INC. held in the Stock Fund under that Plan at the Annual Meeting of Stockholders of THE READER'S DIGEST ASSOCIATION, INC. to be held November 12, 1999, and at any adjournments thereof, on the proposals as described in the Notice of Meeting and Proxy Statement of the Board of Directors.

          (Please note any change of address below.)
                                                  xxx-xx-xxx

[NAME and ADDRESS]            Proportionate interest in shares-
                              xxx.xx shares of a total of shares of 1,716,057
                              Class B Voting Common Stock
                              in the Stock Fund

   To be completed, signed and dated on the reverse side.

(Back of Card)
                                                                  Please
                                                       [X]      mark your
                                                                votes as
                                                                  this

                CLASS B COMMON


The Board of Directors recommends a vote FOR
Proposals 1, 2, 3 and 4.
                                                           WITHHELD
                                                     FOR   FOR ALL
1. ELECTION OF DIRECTORS
    Nominees: Thomas O. Ryder, Lynne V. Cheney,
    M. Christine DeVita, James E. Preston,
    Lawrence R. Ricciardi, C. J. Silas, William J. White,
    Ed Zschau

WITHHELD FOR: (Write that nominee's name in the Space provided below.)

__________________________________________

2. Amendment of the 1994 Key Employee Long Term   FOR      AGAINST    ABSTAIN
Incentive Plan to increase the number of shares of Class A Nonvoting Common Stock available for awards under the plan.


3. Approval of the business criteria, maximum amount and eligible employees for performance shares under the1994 Key Employee Long Term
Incentive Plan.


4. Approval of the business criteria, maximum amount and eligible employees for awards under the Senior
Management Incentive Plan.


5. Amendment of the Company's Certificate of
Incorporation so that the issuance or sale of Class B Voting stock to any employee benefit plan will require approval by vote of the Class B
Voting Common Stock holders.


Receipt is hereby acknowledged of The Reader's Digest Association, Inc. Notice of Meeting and Proxy Statement.



The Trustee will vote your proportionate interest in the shares of Class B Voting Common Stock in the Stock Fund as you direct. IF YOU SIGN BELOW, BUT DO NOT GIVE ANY INSTRUCTIONS, THE TRUSTEE WILL VOTE YOUR PROPORTIONATE INTEREST IN THOSE SHARES AS RECOMMENDED BY THE BOARD OF DIRECTORS ON THE PROPOSALS LISTED HEREIN.

                                                              Date
     Signature of Participant (Please date and sign exactly as name is printed herein.)